UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report	November 12, 2003
(Date of earliest event reported)

DELPHI CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-14787	38-3430473

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5725 Delphi Drive, Troy, Michigan		48098

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(248) 813-2000

ITEM 5. OTHER EVENTS

As previously disclosed in our Form 10-Q for the quarter ended September 30, 2003, Litex, Inc. filed suit against Delphi in federal court in the District of Massachusetts alleging infringement of certain patents regarding methods to reduce engine exhaust emissions and seeking substantial damages. On November 12, 2003, during trial, the parties reached an agreement to dismiss the litigation with prejudice in favor of an agreement to submit the case to binding arbitration. We expect the arbitration to take place during the first quarter of 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION

(Registrant)

Date: November 14, 2003

By /s/ John D. Sheehan
(John D. Sheehan, Chief Accounting
Officer and Controller)